EXHIBIT 10.1

AMENDMENT TO

COLLABORATIVE RESEARCH, DEVELOPMENT AND

COMMERCIALIZATION AGREEMENT

WHEREAS, Hoffmann-La Roche Inc., a corporation organized and existing under the laws of the State of New Jersey, and F. Hoffmann-La Roche Ltd, a Swiss corporation (collectively, “Roche”), on the one hand, and KOSAN Biosciences, Inc., a corporation organized and existing under the laws of the State of Delaware (“Kosan”), on the other hand, are parties to that Collaborative Research, Development and Commercialization Agreement entered into as of September 19, 2002 (the “Agreement”); and

WHEREAS, in performance of the Agreement Kosan has incurred certain costs associated with research and development related to the compound known as KOS-1584, which costs exceed the previously stipulated amounts set forth in the Agreement for reimbursement by Roche; and

WHEREAS, Roche agrees to reimburse Kosan for the aforesaid costs;

NOW THEREFORE Roche and Kosan each desire to amend the Agreement in the manner set forth below:

Section 4.2 shall be amended by the addition of the following at the end of the section:

Notwithstanding and independent of the above, Kosan shall perform certain early stage development activities related to the compound known as KOS-1584 as agreed to in advance by the Parties. Roche shall reimburse Kosan in arrears on a quarterly basis for its expenses incurred as a result of such pre-agreed early stage development activities within thirty (30) days after Roche receives an invoice from Kosan.

Amendment to Collaborative Research, Development And Commercialization Agreement

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General. This amendment is deemed effective July 1, 2004, and may not be further amended, modified or altered except in accordance with the terms of Section 16.8 of the Agreement. Except as it has been specifically amended pursuant to this amendment, the Agreement shall continue in full force and effect. In the event of any conflict, inconsistency or incongruity between any provision of this amendment and the Agreement, this amendment shall govern and control. The signatories hereto represent that they have the requisite power and authority to enter into this amendment on behalf of the respective parties hereto. This amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Hoffmann-La Roche, Inc.

/s/ George. W. Johnston
By: George W. Johnston Title: VP Date: 8/5/04

F Hoffmann-La Roche Ltd	F Hoffmann-La Roche Ltd.

/s/ M. Mulqueen	Signature illegible
By: M. Mulqueen Title: Global Head of Alliance Management Date: 11 August 2004	By: Title Date:

Kosan Biosciences, Inc.

/s/ Daniel V. Santi
By: Daniel V. Santi Title: Chairman and CEO Date:

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